SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report:

July 1, 2004
(Date of earliest event reported)

SYBASE, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-19395	94-2951005
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification Number)

One Sybase Drive
Dublin, CA 94568
(Address of principal executive offices)

Registrant’s telephone number, including area code: (925) 236-5000

Item 7. Financial Statements and Exhibits

     (c) Exhibits

Exhibit No.	Description
99.1	Press Release of Sybase, Inc. issued July 1, 2004

Item 12. Results of Operations and Financial Condition

     (a) On July 1, 2004, Sybase, Inc. issued a press release pre-announcing its results for the three months ended June 30, 2004 (“Q2 2004 Pre-release “), a copy of which is furnished as Exhibit 99.1 and incorporated herein by reference. As part of the Q2 2004 Pre-release, Sybase presented certain unaudited financial information, including the following:

(1)	Reconciliation of GAAP-based EPS to Pro Forma EPS for the three months ended June 30, 2004.

     (b) On the same date, the Company orally disclosed the above-referenced pro forma and GAAP financial guidance for the first quarter during a webcast and conference call meeting all of the following requirements:

(1)	The information was provided as part of a presentation that was complementary to and occurred within 48 hours of publication of the Q2 2004 Pre-release;

(2)	The presentation was broadly accessible to the public by dial-in conference call and webcast;

(3)	The financial and other statistical information contained in the presentation was available on our external website together with information required under Section 244.100 of Regulation G at the time of the conference call and webcast; and

(4)	The presentation was announced by widely disseminated press release that included instructions as to when and how to access the presentation and the location on our website where the information would be available.

SIGNATURE

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYBASE, INC.
Date: July 6, 2004	By:	/s/ DANIEL R. CARL
		Name:	Daniel R. Carl
		Title:	Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release of Sybase, Inc. issued July 1, 2004